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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 23, 1999 relating to the financial statements and our report dated February 23, 1999 relating to the financial statement schedules, which appear in Wesley Jessen VisionCare, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the headings "Experts" and "Selected Historical Consolidated Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Chicago, Illinois

June 10, 1999